                                                                   EXHIBIT 10.20



                        ASSIGNMENT OF ACCOUNTS RECEIVABLE

          The undersigned, Let's Talk Cellular & Wireless, Inc., a Florida corporation ("Assignor"), in consideration of the sum of $1,960,571.00 from H.I.G. Capital LLC ("Assignee"), the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns, transfers and conveys absolutely and not as collateral to Assignee all of its right, title and interest, in and to the accounts receivable owed to the Assignor by the account debtors listed on SCHEDULE A (each, a "Debtor"), which are particularly described on the schedule attached hereto as SCHEDULE "A" (the "Receivables"). Notwithstanding anything to the contrary set forth in the prior sentence, the Receivable does not include amounts owing from the Debtor other than as speci ically described on the Schedule attached hereto as SCHEDULE "A."

          Assignor represents that (1) the Receivables have an outstanding balance of $2,000,582.00 that Assignor is owed by the Debtor, (ii) all amounts received by Assignor with respect to the Receivables hereby assigned have been credited and deducted in determining the amount of the Receivables, and (iii) Assignee shall have all rights Assignor has with respect to the Receivables including without limitation, the right to enforce, collect, compromise or settle the Receivables, and the right to put the Debtor on notice of the assignment of the Receivables.

          Assignor hereby unconditionally guarantees payment of the amount of the Receivables to Assignee in accordance with the terms set forth on Exhibit "A." Assignor further agrees to indemnify Assignee for any amounts which Assignee may be required to pay relating to the Receivables, including but not limited to any amounts which Assignee may be required to disgorge pursuant to
 Section 544(a) or 547(a) of the Bankruptcy Code, or otherwise. For the purposes hereof, any payment required to be made by Assignor to Assignee pursuant to the two (2) foregoing sentences shall be referred to herein as a "Distribution". Assignor agrees that Assignee shall have no liability for any counterreceivable or right of setoff, recoupment the like. Assignee agrees that any Distribution required to be paid is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Indebtedness (as hereafter defined) outstanding from time to time. "Senior Indebtedness" shall mean all Obligations of any kind owed by Assignor or its subsidiaries to The Chase Manhattan Bank, as agent ("Agent"), and the lenders ("Lenders") who are parties to, the Loan and Security Agreement dated as of April 2, 1998 between Assignor, its subsidiaries, Agent and the Lenders (as same has been amended from time to time, the "Credit Agreement") under or pursuant to the Credit Agreement including, without limitation, all principal, interest (including all interest accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Assignor or its subsidiaries) accruing thereon, charges, expenses, fees and other sums chargeable to Assignor or its subsidiaries by Agent or Lenders and reimbursement, indemnity or other obligations due and payable Agent or Lenders. Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim for such Senior Indebtedness is subordinated, avoided or disallowed under the federal Bankruptcy Code or other applicable law. Specifically, but not by way of limitation:

                   (a) PAYMENT. Assignor shall make no Distribution until such time as the Senior Indebtedness shall have been paid in full in cash and the Credit Agreement shall have been irrevocably terminated; PROVIDED, HOWEVER, so long as (i) no Default or Event of Default shall have occurred under the Credit Agreement and (ii) Borrowers shall have Undrawn Availability of at least $1,000,000 after giving effect to the payment of such Distribution, Assignor may pay and Assignee may receive Distributions.

          Following the occurrence of a Default or an Event of Default under the Credit Agreement or, if Undrawn Availability would be less than $1,000,000 after giving effect to any Distribution, (i) Assignor shall make no Distribution and (ii) Assignee shall not be entitled to receive or retain any such Distribution, PROVIDED, FURTHER, that notwithstanding the foregoing restriction, Assignor may pay and Assignee shall be entitled to receive and retain any Distribution which shall have become due and payable on the earliest to occur of (x) the date on which
 (i) all such Defaults and/or Events of Default shall have been cured or waived and (ii) Undrawn Availability shall equal or exceed $1,000,000 after giving effect to such Distribution or (y) payment in full in cash of all Senior Indebtedness and the irrevocable termination of the Credit Agreement.

                   (b) LIMITATION ON ACCELERATION. During any period described above in which a Distribution is not permitted to be made (any such period, a "Non-Payment Period"), Assignee shall not be entitled to exercise any remedies or commence any action or proceeding to recover any amounts due or to become due with respect to any Distribution, PROVIDED, HOWEVER, the foregoing limitation on acceleration or exercise of any remedies shall not be applicable following (x) the occurrence of an Event as defined below or (y) following the maturity or acceleration of all Senior Indebtedness.

                   (c) PRIOR PAYMENT OF SENIOR INDEBTEDNESS IN BANKRUPTCY, ETC. In the event of any insolvency or bankruptcy proceedings relative to Assignor, its subsidiaries or their property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Assignor or its subsidiaries or distribution or marshalling of their assets or any composition with creditors of Assignor or its subsidiaries, whether or not involving insolvency or bankruptcy, or if Assignor or its subsidiaries shall cease their operations, call a meeting of their creditors or no longer do business as a going concern (each individually or collectively, an "Event") then all Senior Indebtedness shall be paid in full and satisfied in cash and the Credit

 Agreement irrevocably terminated before any Distribution shall be made. Any such Distribution which would, but for the provisions hereof, be payable or deliverable, shall be paid or delivered directly to the Agent or its representatives, in the proportions in which they hold the same, until amounts owing upon Senior Indebtedness shall have been paid in full in cash and the Credit Agreement has been irrevocably terminated.

                   (d) ACCELERATION. In the event of any Senior Indebtedness becoming due and payable, whether by acceleration, maturity or otherwise, no Distribution shall thereafter be made until all Senior Indebtedness shall be paid in full in cash and the Credit Agreement irrevocably terminated.

                   (e) PAYMENTS HELD IN TRUST. Should any Distribution be collected or received by Assignee or any Affiliate (as such term is defined in rule 405 of Regulation C adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933) of Assignee at a time when the Assignee is not permitted to receive any such Distribution or proceeds thereof including if same is collected or received when there is or would be after giving effect to such payment a Default or an Event of Default under the Credit Agreement, then the Assignee will forthwith deliver, or cause to be delivered, the same to the Agent in precisely the form held by the Assignee (except for any necessary endorsement) and until so delivered, the same shall be held in trust by the Assignee, or any such Affiliate, as the property of the Agent and shall not be commingled with other property of the Assignee or any such Affiliate.

          Notwithstanding the foregoing, in the event that Assignee shall not receive payment of all or any part of the Receivables within ninety (90) days of the date of this Agreement or the Assignee shall have reasonably determined that the Receivable will not be paid by the account debtor due to the financial inability of the account debtor to pay such Receivable (any such sum, the "Unpaid Amount"), Assignee shall have the right to acquire additional Receivables from

 Assignor with the same representations and warranties contained in paragraph 2 hereof in an amount equal to such Unpaid Amount up to an aggregate sum of $300,000; provided, the additional Receivables transferred to Assignee (x) are due and unpaid more than ninety (90) days past the original invoice date therefor and (y) do not have an aggregate outstanding balance in excess of the lesser of (x) $300,000 or (y) the Unpaid Amount.

          Assignor shall provide assistance as follows in connection with the assignment of the Receivables:

          A. Reasonable documentation to support the Receivables;

          B. Knowledgeable witnesses to offer testimony on the validity of the Receivables, including without limitation, testimony as to the basis for the Receivables, if necessary.

          C. Such other information and help as Assignee reasonably requests.

          D. Provision of written notice to Debtor of assignment of the Receivables to Assignee.

          This Assignment shall be governed by the laws of the State of New York.

          June __, 1999

                                       Assignor

                                       LET'S TALK CELLULAR & WIRELESS, INC.


                                       By: /s/ Daniel Cammarata
                                          ---------------------------------
                                          Name: Daniel Cammarata
                                          Title: Chief Financial Officer

                                       Assignee

                                       H.I.G. CAPITAL LLC


                                       By: /s/ Douglas Berman
                                          ---------------------------------
                                          Name: Douglas Berman
                                          Title: Managing Director

                                   SCHEDULE A



          Lets Talk Cellular & Wireless
          Detail of Receivables
          As of 4/30/99

                                                                                                    Detail of
                                                                                              Receivables for
          System      Vendor Code                 Carrier                                  ll/l/98 - 01/30/99
          ---------------------------------------------------------------------------------------------------
          Prism       AIRTROUCH                   Airtouch                                         104,584.05
          Prism       ATTCO                       AT&T Colorado                                     56,645.02
          Prism       ATT-LA                      AT&T Calif.                                       50,395.01
          Prism       ATTPCS                      AT&T DC                                           87,360.01
          Prism       ATTPCSNATL                  AT&T PCS National                                (11,585.09)
          Prism       BAPHILLY                    Bell Atlantic - Philly                            80,720.03
          Prism       BS                          Bell South - So Fla.                              68,798.08
          Prism       BS03                        Bell South - Orlando                              10,365.66
          Prism       CELLONENY                   Cellular One - New York                           27,073.78
          Prism       COMCAST                     Comcast Cellular Communication                    12,504.00
          Prism       GTESANFRAN                  GTE San Francisco                                392,782.31
          Prism       LACELLULAR                  AT&T (AKA L.A. Cellular)                          83,209.96
          Prism       LVATT                       AT&T Las Vegas                                    69,805.01
          Prism       OMNIPOINT                   Omnipoint Communications                          39,989.00
          Prism       SNET                        SNET of Connecticut                              129,974.96
          Prism       SPRINT                      Sprint Spectrum LP                                 2,939.51
          Prism       TAMPAGTE                    GTE Mobilenet - Tampa                              9,128.98
          GERS        1 AIRDETROIT                Airtouch Cellular DT                              30,060.00
          GERS        2 T-ATTl                    AT&T Wireless Activations                        343,295.00
          GERS        2 T-CEL1                    Cellular One Kansas Activations                   36,700.00
          GERS        2 V-ATTAUSTI                AT&T Wireless Austin                              15,765.00
          GERS        1 V-ATTPCNAT                AT&T PCS National                                 19,650.00
          GERS        1 V-CELL1 BUF               Cellular One Buffalo                              39,062.75
          GERS        I V-CELL1 CH                Cellular One Chicago                             273,950.00
          GERS        1 V-CELL1 ROC               Cellular One Rochester                          (111,742.04)
          GERS        1 V-CELL1 SYR               Cellular One Syracuse                             72,058.00
          GERS        1 V-GTEINDIA                GTE Indianapolis                                  67,094.00
          ---------------------------------------------------------------------------------------------------
                                                  Grand Totals                                   2,000,582.99







 LET'S TALK CELLULAR CONFIDENTIAL                                      Page 1